Millennium India Acquisition Company Inc. announces net asset value per share.

New York, New York – August 26, 2008 - MILLENNIUM INDIA ACQUISITION COMPANY INC. (hereafter "MIAC" or the "Company") (NASDAQ:SMCG) today announced that it had updated the Net Asset Value (“NAV”) per share of the Company to be $5.96.

The NAV calculation takes into account market capitalization data of SMC’s listed peer companies in India, including India Infoline, Motilal Oswal Financial Services, Indiabulls, Religare, Geojit Financial Services, IL&FS Investsmart, and Edelweiss Capital as of August 20, as well as the enterprise value represented by the acquisition of a 2.098% equity stake in SMC Group by Bennett Coleman (approximately $875 million) in May 2008. For purposes of the net asset value per share calculation, 90% is attributable to comparison of the multiples of the listed peers of SMC Group in India and 10% to the Bennett Coleman transaction at an $875 million valuation. The NAV also includes a 10% discount for our holding company structure.

Background
MIAC registered as investment company with the Securities and Exchange Commission on December 20, 2007. Subsequently, MIAC adopted valuation procedures (the “Valuation Procedures”) described below, and established a valuation committee (the “Valuation Committee”) of the Board of Directors. The Valuation Committee consists of directors, each of whom is “independent” under the Investment Company Act of 1940 and an independent director under the American Stock Exchange’s listing standards. The Board of Directors has delegated the oversight of the implementation of MIAC’s valuation procedures to its Valuation Committee, as described further below.

MIAC’s principal asset is its ownership of a 14.44% equity interest in each of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM"). These interests were acquired on January 21, 2008 for the aggregate fixed sum of INR 1,638,996,077, or approximately $41,514,592 (at an exchange rate of $1.00=INR 39.48 as of December 18, 2007). Pursuant to its Valuation Procedures as described herein, MIAC has established a fair value of $47.1 million for its investment in SMC and SAM, as of August 20. The remainder of MIAC’s assets are invested in cash and cash equivalents.

Valuation Procedures
The NAV per share is equal to the value of the Company's total assets minus liabilities divided by the total number of shares of common stock outstanding. The Company determines the NAV per share of its common stock as frequently as the Valuation Committee shall decide and on such day as the management’s Pricing Committee determines on a day the New York Stock Exchange is open. Unless otherwise determined by the Valuation Committee, the Company’s net asset value is computed as of the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time) (the "Valuation Time") on any day net asset value is calculated. To compute net asset value on any day, management shall value all Company assets and liabilities at the Valuation Time. However, for investment or administrative reasons, management may value particular securities at the Valuation Time, such as U.S. government securities, money market instruments, and foreign securities (such as an interest in SMC or SAM), based on information determined before the Valuation Time. Value, as defined in Section 2(a)(41) of 1940 Act, is (1) the market price for those securities for which a market quotation is readily available and (2) for all other securities and assets, fair value as determined in good faith by the Board of Directors pursuant to procedures approved by the Board of Directors. The Board of Directors has delegated the oversight of the implementation of the valuation procedures to its Valuation Committee, and delegated to the Company’s officers the responsibility for valuing the Company’s assets and calculating the Company’s net asset value in accordance with the valuation procedures. Management has formed a Pricing Committee to discharge certain of its responsibilities with respect to valuation. As part of its duties, management’s Pricing Committee must: (i) present to the Valuation Committee, quarterly, a report of the Pricing Committee’s activities in the previous quarter; (ii) respond to requests from the Board and the Valuation Committee; and (iii) participate in an annual review of these Procedures and provide advice and recommendations in light of its experience in administering these Procedures, information on evolving industry practices and any developments in applicable laws or regulations. The Company has valued the shares of SMC and SAM at fair value as determined in good faith in accordance with the valuation procedures described herein. Because of the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company's investments determined under its procedures may differ significantly from the values that would have been used had a ready market existed for the investments or from the values that would have been placed on our assets by other market participants, and the differences could be material.

There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment. MIAC’s principle asset consists of securities of SMC and SAM, which are listed, but not traded, on the New Delhi Stock Exchange and Gauhati Stock Exchange, respectively. The Company's present valuation methodology consists of analyzing a number of factors.  Some of these factors may include: (i) the liquidity or illiquidity of the market for the particular portfolio security; (ii) the financial statements and financial position of the issuer; (iii) general information concerning the issuer’s business including, without limitation, material developments in product development, management changes, litigation, governmental approvals, actions and contracts and extraordinary events; (iv) the competitive position of the issuer; (v) general and specific market trends and the existence of any merger proposals, tender offers or other similar corporate actions affecting the securities; (vi) the market value of any unrestricted securities of the same class; (vii) the availability of registration rights; (viii) legal or other restrictions on the disposition of the securities (including any registration expenses that might be borne by the Company in connection with such disposition); (ix) the characteristics of the market in which the securities are purchased and sold; (x) the market value of similar securities of the same issuer or comparable companies; (xi) the cost of the security at the date of purchase; (xii) changes in interest rates; (xiii) government (U.S. or non-U.S.) actions or pronouncements; (xiv) other news events; (xv) for securities traded on non-U.S. markets, the value of non-U.S securities traded on other non-U.S. markets, ADR trading, closed-end fund trading, non-U.S. currency exchange activity, the trading prices of financial products that are tied to baskets of non-U.S. securities (such as ADRs and World Equity Benchmark Shares) and futures contracts or other derivative securities based on indices representative of the appropriate market; and (xvi) the nature and duration of any material event and the forces influencing the operation of financial markets, factors relating to the event that precipitated the problem, whether the event is likely to recur, and whether the effects of the event are isolated or whether they affect entire markets, countries or regions.

Generally, management must act reasonably and in good faith in considering all appropriate information available to it in identifying fair valuation situations and may consult with, as appropriate, investment personnel, general news and financial market information sources, industry sources, regulatory authorities, other market participants and legal, compliance and accounting personnel.

Management has also engaged the services of third-party vendors to assist it. Management may believe at times that a significant event affecting a portfolio security has occurred that would require it to adjust the existing NAV. In the case of holdings denominated in foreign currencies, management converts the values of Company assets nominally reported in foreign currencies into U.S. dollars at the Valuation Time. Management is responsible for monitoring currency prices and related markets to identify significant events that call into question whether the exchange rate (established as of an earlier pricing time) applied to a security denominated in a foreign currency reliably represents the security’s market value at the Valuation Time.

In determining the fair value of securities held by the Company, no single factor is determinative, although as noted herein the two most important factors in the August 20 valuation were market value comparisons of peer companies and major transactions which fix an enterprise value.

About MIAC
MIAC is a closed-end mutual fund registered under the Investment Company Act of 1940, as amended. For further information, contact: F. Jacob Cherian Chairman & Chief Executive Officer Millennium India Acquisition Company Inc. (212) 681-6763